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                                                  Exhibit 10.24.1


                      ACQUISITION AGREEMENT

         THIS ACQUISITION AGREEMENT is entered into this 1st day of March, 1996, by and among ADWIN (SCHUYLKILL) COGENERATION, INC., a Pennsylvania corporation ("Adwin"), O'BRIEN (SCHUYLKILL) COGENERATION, INC., a Delaware corporation ("O'Brien"), and TRIGEN-SCHUYLKILL COGENERATION, INC., a Pennsylvania corporation (the "Purchaser"). (Adwin and O'Brien are sometimes hereinafter referred to collectively as the "Partners")


                           BACKGROUND

         WHEREAS, on October 29, 1991, the Partners entered into a Partnership Agreement to form Grays Ferry Cogeneration Partnership, a Pennsylvania general partnership (hereinafter the "Partnership"), which Partnership Agreement was amended by the First Amendment to Partnership Agreement, dated September 17, 1993, the Second Amendment to Partnership Agreement dated September 27, 1994, and the Third Amendment to Partnership Agreement dated January 23, 1996; and

         WHEREAS, the Partnership was formed to develop a cogeneration facility to be located at 2600 Christian Street, Philadelphia, Pennsylvania, such facility to be known as the "Grays Ferry Cogeneration Project" (the "Project"); and

         WHEREAS, on September 17, 1993, the Partnership and
Philadelphia United Power Corporation ("PUPCO") entered into an
Amended and Restated Project Services and Development Agreement
(the "Project Services Agreement"); and

         WHEREAS, on September 17, 1993, PUPCO, Trigen-
Philadelphia Energy Corporation (then known as Philadelphia
Thermal Energy Corporation) ("Trigen Philadelphia"), Adwin
Equipment Company ("AEC"), and O'Brien Environmental Energy, Inc.
entered into an Amended and Restated Steam Venture Agreement (the
"Steam Venture Agreement"); and

         WHEREAS, Purchaser desires to purchase a one-third interest in the Partnership, pursuant to the terms of this Agreement; and

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         WHEREAS, in consideration of the Purchaser's purchase of
a one-third interest in the Partnership, PUPCO has agreed to terminate its option to purchase an interest directly from the Partnership; and

         WHEREAS, contemporaneously with the closing under this Acquisition Agreement, the Purchaser desires to be admitted to the Partnership as an equal partner, and Adwin and O'Brien desire that the Purchaser be so admitted, with each of Adwin, O'Brien and the Purchaser having a one-third interest in the Partnership following the consummation of the transactions contemplated by this Agreement; and

         WHEREAS, as a condition to the closing hereunder, the parties contemplate that the Partnership Agreement shall be amended by an Amended and Restated Partnership Agreement that will be executed by all of the parties hereto, which Amended and Restated Partnership Agreement is attached as Exhibit A to this Agreement (the "Restated Partnership Agreement"); and

         WHEREAS, in connection with the execution of this Agreement, the Partnership, the Partners, PUPCO and Trigen-Philadeiphia desire to clarify certain matters contained in the Project Services Agreement and the Steam Venture Agreement; and

         WHEREAS, the parties have agreed that the Purchaser's participation in the Partnership shall be on the terms set forth herein.

         NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties hereto, intending to be legally bound, hereby agree as follows:

         1.       The Transaction.

                  1.1    Purchase Price; Purchaser Partnership
Interest. Closing Date (as hereinafter defined), the Purchaser shall pay an aggregate amount of $2,000,000 (the "Purchase Price") for a one third interest in the Partnership, one-half of which shall be paid to O'Brien and one-half to Adwin. Upon paying the Purchase Price hereunder, the Purchaser shall receive a one-third interest in the Partnership as provided in the Restated Partnership Agreement (the "Partnership Interest").

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                  1.2    Certain Understandings with Regard to
the Project Services Agreement. PUPCO and the Partnership agree that the Project Services Agreement is clarified as follows:

                     (a) Sections 19.1, 19.4, 19.5, 19.6 and 19.7
are no longer effective.

                     (b) Section 19.2 shall be interpreted as if the Equity Purchase Option (as defined in the Project Services
Agreement) has been exercised.

                     (c) Section 19.3 remains in full force and effect.

                  1.3    Certain Payments to PUPCO Under the
Steam Venture Agreement. The Partnership shall continue to pay
PUPCO the quarterly development fees of $150,000 per month described in Section 7D(i) of the Steam Venture Agreement through the date of commercial operation of the Project.

                  1.4 Fees Due PUPCO at Financial Closing. The Partnership agrees that the following fees due PUPCO shall be paid on the Financial Closing Date (as defined in the Restated Partnership Agreement): (a) the $600,000 fee identified in
Section 7F of the Steam Venture Agreement, (1) the reimbursement of $55,176 in legal costs and $300,000 in past due development fees due PUPCO under the Steam Venture Agreement and, (c) development costs associated with the alternative natural gas pipeline in the amount of $259,200.

                  1.5    Restated Partnership Agreement.  In
connection with the consummation of the transactions contemplated hereby and as a condition precedent thereto, the Restated
Partnership Agreement shall be executed by all of the parties hereto at Closing.

                  1.6    Construction Manager.  The Purchaser
acknowledges that the Partnership will retain NRG Energy, Inc. ("NRG") as the Construction Manager of the Project, pursuant to the terms of a Construction Management Agreement dated February 20, 1996, entered into by and between the Partnership and NRG with respect thereto.

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        2.   Closing.  The closing of the transactions
contemplated by this Agreement shall be held at the offices of Ballard Spahr Andrews & Ingersoll, counsel for Adwin, on or before the Financial Closing Date, but in no event later than March 9,1996 (the "Expiration Date"), or at such other place as the parties may agree (the "Closing"). (The date of the Closing shall be referred to herein as the "Closing Date.") Ballard Spahr Andrews & Ingersoll shall serve as Escrow Agent for the parties pursuant to a letter agreement among Ballard Spahr Andrews & Ingersoll, the Partners and the Purchaser dated the same date as this Agreement (the "Escrow Agreement"). All Deliverables received from the parties by the Escrow Agent, pursuant to
Section 9 of this Agreement on the Closing Date, shall be held in escrow until delivered or disposed of by the Escrow Agent in accordance with the terms of the Escrow Agreement.

        3. Joint Representations and Warranties of the Partners. For purposes of the following representations and warranties which are based on the Partners' knowledge, the knowledge of the Partners shall be deemed to include, but is not necessarily limited to, that of Reed Wills, who was formerly employed by O'Brien Environmental Energy, Inc. The Partners, jointly and severally, represent and warrant to the Purchaser as follows:

              3.1  Organization and Standing; Qualification.
The Partnership is a general partnership duly constituted, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania. The Partnership has all requisite partnership power and authority under its Partnership Agreement to: (a) own or lease its properties and assets; (b) conduct its business as currently conducted; (c) develop, construct, own, operate and manage the Project, as contemplated by the Restated Partnership Agreement; and (d) enter into and perform this Agreement and all other agreements entered into in connection with the transactions contemplated hereby. Copies of the Partnership's Partnership Agreement, as amended or restated to date, have been delivered by the Partnership to the Purchaser and are complete and correct. The Partnership has not qualified to do business in any other jurisdiction and neither the ownership of its properties nor the conduct of its business requires such qualification.

                    3.2  Conflict with Partnership Documents.
None of the execution, delivery and performance of, and compliance with, this Agreement nor the consummation of the transactions contemplated hereby will (with or without the giving

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of notice or lapse of time, or both) contravene or violate the
Partnership Agreement, or, to the best knowledge of the Partners, conflict with, result in a breach or violation of, be in conflict with, entitle any party to terminate, or constitute a default with respect to, any contract, bond, note, indenture or other agreement or any restriction on the Project, the Partnership, or its properties or assets, or any judgment, decree, order, statute, rule or regulation to which the Project, the Partnership, or its properties or assets, are subject or by which they may be bound, or result in the creation of any liens, mortgages, pledges, prior assignments, encumbrances, claims, charges, restrictions or security interests of any kind or character (collectively, "Encumbrances") upon the Project, the Partnership or any of its properties or assets. The Partnership is not a party to, nor subject to, nor bound by any judgment, injunction or decree of any court or governmental authority and no judgment, action or proceeding in law is pending or, to the knowledge of the Partners, threatened against or involving the Partnership, which may restrict or interfere with the performance of this Agreement by the Partnership.

                    3.3  Investments.  The Partnership does not
own any material amount of stock in and has made no material equity investment in or material acquisition of any other interest in, nor has it made any material advances or loans to, any corporation, association, partnership, joint venture or other entity.

               3.4 Financial Statements. Attached hereto as Exhibit B are copies of the Partnership's unaudited financial statements as of and for each of the calendar years ended December 31, 1995, and 1994 (December 31, 1995 being hereinafter referred to as the "Balance Sheet Date"), with each of the financial statements consisting of a balance sheet as of December 31 of each such year, an Income Statement as of December 31 of each such year, and a General Ledger for the years then ended. Attached hereto as Exhibit C is a copy of an unaudited financial statement of the Partnership for the two-month period ended February 29, 1996, and a General Ledger for the period then ended. (Exhibits B and C are hereinafter referred to as the "Financial Statements.") To the best knowledge of the Partners, the Financial Statements are true, correct and complete in all material respects and, to the best knowledge of the Partners, have been prepared in accordance with generally accepted accounting principles applied on a consistent basis for the period covered by such statements, and, to the best knowledge of the Partners, fairly and accurately present the financial condition and operating results of the Partnership as of the dates and for the period thereof. To the best knowledge of the Partners, all transactions between

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the Balance Sheet Date and the Closing Date shall be or have been accounted for on the Partnership's books and records of original entry in accordance with generally accepted accounting principles, consistently applied.

                    3.5  Business Condition; Absence of Certain
Changes.  Since February 29, 1996, there has not been:

                     (a) Any material adverse change in the
financial condition, properties, assets, liabilities, business operations or, to the knowledge of the Partners, prospects of the Partnership taken as a whole (hereinafter referred to as the Partnership's "Business or Condition");

                     (b) Any damage, destruction or loss, whether covered by insurance or not, materially and adversely affecting the Partnership's Business or Condition;

                     (c) Any declaration, setting aside, or
payment of any distribution (whether in cash, securities, property or otherwise) by the Partnership;

                     (d) Any discharge or satisfaction of any Encumbrance, or any payment or satisfaction of any liability, absolute or contingent, other than those performed in the ordinary course of business;

                     (e) Any secured or unsecured borrowing or any guaranty of the borrowing of any money by the Partnership or the issuance or creation of (or any commitment with respect thereto) any bonds, debentures, notes or other obligations for the payment of money by the Partnership, other than those performed in the ordinary course of business; person or entity;

                     (f)Any loans or advances made by the
Partnership to any person or entity.

                     (g) Any cancellation, modification or waiver of any evidence of indebtedness for borrowed money held by the Partnership;

                     (h) Any change in any method of accounting or accounting practice of the Partnership;

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                     (i) Any sale, assignment, transfer,
mortgage, pledge or other Encumbrance by the Partnership of any assets (real, personal or mixed, tangible or intangible), or waiver by the Partnership of any rights of the Partnership; or

                     (j) Any agreement or commitment by the
Partnership to take any of the actions described in clauses (c) through (i) above, except those actions required in connection with the Financial Closing.

               3.6 Permits. Except as set forth in Schedule 3.6, and specifically excluding building permits, the Partnership has, to the best of the Partners' knowledge, all governmental permits, licenses and authorizations issued by any federal, state or local governmental authority (hereinafter referred to, collectively, as the "Permits") that are required to commence construction of the Project. To the best of the Partners' knowledge, all such Permits were validly issued and are in full force and in effect, have not been suspended or revoked, nor are there proceedings pending or threatened to suspend or revoke any of such Permits.

               3.7  Contracts.

                     (a) Schedule 3.7 sets out a list of the
material contracts to which the Partnership is currently a party.

                     (b) The Partners have delivered to the
Purchaser a true, correct and complete copy of (or, if oral, a true, correct and complete description of) each material agreement, contract, plan, instrument, arrangement and commitment listed on Schedule 3.7, including all amendments thereto, whether written or oral. To the best of Partners' knowledge, all of such agreements were duly authorized and approved by appropriate action of the Partnership and, to the best of the Partners' knowledge, each such agreement is valid and in full force and effect. To the best of the Partners' knowledge, neither the Partnership nor the Partners is in default under any such agreement in a manner which could have a material adverse effect on the Project, the Partnership or the Partnership's future activities, and, to the best of Partners' knowledge, there exists no condition or event which, with the lapse of time or notice, would constitute any such default by the Partnership. To the best of the Partners' knowledge, there is no outstanding notice of cancellation or termination in connection with any such agreement.

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               3.8  Environmental Reports.  To the best of the
Partners' knowledge, the Partners have delivered to the Purchaser all environmental reports commissioned by the Partners regarding the Project.

               3.9 Liabilities. Except as and to the extent reflected or reserved against in the Financial Statements, and except those incurred subsequent to the Balance Sheet Date that are fully recorded and reflected on the books of original entry of the Partnership, to the best of the Partners' knowledge, the Partnership does not have any liabilities or obligations of any nature, whether accrued, absolute, contingent or otherwise.

               3.10 Books and Records. The books and accounts and other records of the Partnership relating to the Project and the Partnership's properties and assets are complete and correct in all material respects and have been maintained in accordance with good business practices. All transactions of the Partnership relating to the Project and the properties and assets of the Partnership have been recorded in all material respects in such books and records. The Partnership's principal place of business is 300 Stevens Drive, Lester, Pennsylvania.

               3.11 Compliance with Laws. To the best of the Partners' knowledge, the Partnership is in compliance with all existing requirements of all laws, statutes, rules, regulations and orders, federal, state and local, and all existing requirements of all governmental bodies or agencies having jurisdiction over the Project, the Partnership, its properties or assets, except where such failure to be in compliance will not have a material adverse effect on the Partnership's Business or Condition or on its ability to perform its obligations under this Agreement or any other agreement to which it is a party. To the best of the Partners' knowledge, neither the Partnership nor the Project are in violation 6f, nor have they received any notice of any violation or alleged violation of, or claim under any federal, state or local law, statute, rule, regulation or order, nor do the Partners have any knowledge of any pending or threatened governmental proceeding or investigation.

               3.12 Employees. The Partnership does not now have nor has it ever had any employees or any commitment to hire or engage any employees.

               3.13 Litigation. The Partnership is not a party to, nor, to the knowledge of the Partners, threatened with any suit, action, arbitration or other legal

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or governmental proceeding relating to or affecting the Project, the Partnership or its properties or assets. There is no material judgment, decree, award or order outstanding or unsatisfied against the Partnership relating to or affecting the Project, the Partnership or its properties or assets, nor, to the knowledge of the Partners, is there any basis for any such suit, action, arbitration or other legal or governmental proceeding. To the best of the Partners' knowledge, no notice, citation, summons or order has been issued, no complaint has been filed, no penalty has been assessed, and no investigation, review or proceeding is pending or, to the best of the Partners' knowledge, threatened, of any kind, by any person, firm or entity, with respect td the Project, the Partnership or its properties or assets.

               3.15 Exhibits and Schedules. To the best of the Partners' knowledge, all exhibits, schedules and other documents relating to the Partnership which are attached to this Agreement are accurate and shall constitute an integral part of this Agreement with the same force and effect as if such exhibits, schedules and documents were set forth in their entirety herein.

         4. Individual Representations and Warranties of the Partners. For purposes of the following individual representations and warranties made by O'Brien which are based on the knowledge of O'Brien, such knowledge shall be deemed to include, but is not necessarily limited to, the knowledge of Reed Wills, who was formerly employed by O'Brien Environmental Energy, Inc. Each Partner individually (but not jointly and severally) represents and warrants to the Purchaser as follows:

               4.1 Organization and Standing; Qualification. Such Partner is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation. Such Partner has all requisite corporate power and authority to own or lease its properties and assets, to conduct its business as currently conducted and to enter into and perform this Agreement and all other agreements entered into by it in connection with the transactions contemplated hereby. Copies of the Articles or Certificate of Incorporation, as amended to date, and By-Laws, as amended to date, of such Partner have been delivered to the Purchaser and are complete and correct. Such Partner, if such Partner is Adwin, is not qualified to do business as a foreign corporation in any jurisdiction and neither the ownership of its properties nor the conduct of its business requires such qualification. If such Partner is O'Brien, it is qualified to do business in Pennsylvania.

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               4.2  Authority; Binding Effect.  Such Partner has
the full corporate power and authority to make, execute, deliver and perform this Agreement, and the other instruments and documents required or contemplated hereunder to which it is a party, to perform its obligations hereunder and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance of this Agreement, and all documents and instruments required to be executed, delivered and performed hereunder or thereunder by such Partner, have been duly and validly authorized and approved by all necessary action by it, and have been duly and validly executed and delivered by such Partner. This Agreement constitutes, and all other documents and instruments to be executed, delivered, and performed hereunder by such Partner will constitute, the valid and binding obligation of such Partner, enforceable against it in accordance with their respective terms.

               4.3 Performance of this Agreement. Such Partner is not a party to, nor subject to, nor bound by any judgment, injunction or decree of any court or governmental authority and no judgment, action or proceeding in law is pending or, to the knowledge of such Partner, threatened against or involving such Partner, which may restrict or interfere with the performance of this Agreement by such Partner.

               4.4 Compliance with Laws. To the best of such Partner's knowledge, it is in compliance with all existing requirements of all laws, statutes, rules, regulations and orders, federal, state and local, and all existing requirements of all governmental bodies or agencies having jurisdiction over it or its properties or assets, except where such failure to be in compliance will not have a material adverse affect on such Partner's business or financial condition or on its ability to perform its obligations under this Agreement or any other agreement to which it is a party. To the best knowledge of such Partner, it has received no notice of any violation of, or claim under any federal, state or local law, statute, rule, regulation or order, nor does it have any knowledge of any pending or threatened governmental proceeding or investigation.

               4.5 No Consents. Except as set forth on Schedule 4.5, no consent of any governmental or judicial authority or agency, or of any bank, other financial institution or other third party, is required in connection with the execution and delivery by such Partner of this Agreement and the other documents and instruments required or contemplated herein or the consummation of the transactions contemplated hereunder by such Partner.

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               4.6  Ownership of Partnership Interests.  The only
ownership interests in the Partnership in existence on the date hereof are those owned by the Partners, each of which owns a one-half interest in the Partnership. Upon the consummation of the transactions contemplated hereby, each of Adwin, O'Brien and the Purchaser shall own a one-third interest in the Partnership. The partnership interests outstanding on the date hereof have been, and such Partner's portion of the Partnership Interest, when delivered in accordance with the terms of this Agreement and based upon the representations of Purchaser set forth in Sections
5.7 and 5.8 will be issued in compliance with applicable federal and state securities laws. No action has been taken by the Partnership, the Partners or, to the best of the Partners' knowledge, any third party that would cause the Partnership to be deemed to be a publicly-traded partnership within the meaning of
Section 7704(b) of the Internal Revenue Code of 1986, as amended. Neither the Partnership nor such Partner has issued, nor is the Partnership or such Partner bound by, any outstanding subscriptions, options, warrants, contracts, calls, rights or commitments of any character relating to the issuance of or granting of a right in or to acquire any interest of or in the Partnership, whether equitable or otherwise, nor, to the knowledge of such Partner, is there any basis for any third party making a claim to or against its interest in the Partnership.

               4.7 Partnership Contributions and Loan. Except as set forth on Schedule 4.7 hereto, such Partner has not made any capital contributions to the Partnership, loaned any money to the Partnership, borrowed any money from the Partnership, guaranteed any obligation of the Partnership or been the beneficiary of any guarantee made by the Partnership.

               4.8  Partnership Interest.  Following the
consummation of the transactions contemplated hereby, such Partner shall have transferred to the Purchaser title to one-half
(1/2) of the Partnership Interest conveyed hereunder, free and clear of any liens, claims or encumbrances, excepting only those created or granted by or arising through the Purchaser.

               4.9 Litigation. Such Partner is not a party to, nor to its knowledge, threatened with any suit, action, arbitration or other legal or governmental proceeding relating to or affecting the Project, the Partnership or its properties or assets. There is no material judgment, decree, award or order outstanding or unsatisfied against such Partner relating to, or affecting, the Project, the Partnership, or its properties or

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assets, nor to the knowledge of such Partner, is there any basis for any such suit, action, arbitration or other legal or governmental proceeding. To the best knowledge of such Partner, no notice, citation, summons or order has been issued, no complaint has been filed, no penalty has been assessed, and no investigation, review or proceeding is pending, or to the best of such Partner's knowledge, threatened, of any kind, by any person, firm or entity, with respect to the Project, the Partnership or its properties or assets

          5.   Representations and Warranties of the Purchaser.
The Purchaser represents and warrants to the Partners as follows:

               5.1 Organization: Existence and Authority. The Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania. The Purchaser has all requisite corporate power and authority to own or lease its properties and asserts, to conduct its business as currently conducted and to enter into and. perform this Agreement and all other agreements entered into in connection with the transactions contemplated hereby. Copies of the Purchaser's Articles of Incorporation, as amended to date, and By-Laws, as amended to date, have been delivered by the Purchaser to the Partners, and are complete and correct.

               5.2 Authority: Binding Effect. The Purchaser has the full corporate power and authority to make, execute, deliver and perform this Agreement, and the other instruments and documents required or contemplated hereunder, to perform its obligations hereunder and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance of this Agreement, and all documents and instruments required to be executed, delivered and performed hereunder or thereunder by the Purchaser, have been duly and validly authorized and approved by all necessary action by it, and have been duly and validly executed and delivered by the Purchaser. This Agreement constitutes, and all other documents and instruments to be executed, delivered and performed hereunder or thereunder by the Purchaser shall constitute, the valid and binding obligation of the Purchaser, enforceable against it in accordance with its terms.

               5.3  Conflict with Documents. Neither the
execution, delivery and performance of, and compliance with, this Agreement nor the consummation of the transactions contemplated hereby will (with or without the giving of notice of lapse of

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time, or both) contravene or violate the Articles of
Incorporation or By-Laws of the Purchaser, or, to the best knowledge of Purchaser, conflict with, result in a breach or violation of, entitle any party to terminate, or constitute a default with respect to any contract, bond, notice, indenture or other agreement or any restriction on the Purchaser or its properties or assets, or any judgment, decree, order, statute, rule or regulation to which the Purchaser or its properties or assets are subject or by which they may be bound or result in the creation of any Encumbrance upon the Purchaser or any of its properties or assets. The Purchaser is not a party to, nor subject to, nor bound by any judgment, injunction or decree of any court or governmental authority and no judgment, action or proceeding in law is pending or, to the knowledge of the Purchaser, threatened against or involving the Purchaser, which may restrict or interfere with the performance of this Agreement by the Purchaser.

               5.4 Litigation. The Purchaser is not a party to nor, to its knowledge, threatened with any suit, action, arbitration or other legal or governmental proceeding relating to or affecting it or its properties or assets. There is no material judgment, decree, award or order outstanding or unsatisfied against the Purchaser relating to or affecting it or its properties or assets, nor, to the knowledge of the Purchaser, is there any basis for any such suit, action, arbitration or other legal or governmental proceeding. To the best of Purchaser's knowledge, no notice, citation, summons or order has been issued, no complaint has been filed, no penalty has been assessed, and no investigation, review or proceeding is pending or, to the best of the Purchaser's knowledge, threatened, of any kind, by any person, firm or entity, with respect to the Purchaser, its properties or assets.

               5.5 Compliance with Laws. To the best knowledge of Purchaser's knowledge, Purchaser is in compliance with all existing requirements of all laws, statutes, rules, regulations and orders, federal, state and local, and all existing requirements of all governmental bodies or agencies having jurisdiction over it or its properties or assets, except where such failure to be in compliance will not have a material adverse affect on the Purchaser's business or financial condition or on its ability to perform its obligations under this Agreement or any other agreement to. which it is a party. To the best knowledge of Purchaser, the Purchaser has received no notice of any violation or alleged violation of, or claim under any federal, state or local law, statute, rule, regulation or order, nor does the Purchaser have knowledge of any pending or threatened governmental proceeding or investigation.

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               5.6  No Consents.  Except as set forth on Schedule
5.6, no consent of any governmental or judicial authority or agency, or of any bank, other financial institution or other third party, is required in connection with the execution and delivery by the Purchaser of this Agreement and the other documents and instruments required or contemplated herein or the consummation of the transactions contemplated hereunder by the Purchaser.

               5.7 No Distribution. The Partnership Interest being acquired by the Purchaser hereunder is being acquired for its own account for investment and not with a view to distribution or resale of such Partnership Interest to others, and Purchaser recognizes that it may not transfer such Partnership Interest in violation of securities laws.

               5.8 Requisite Knowledge; Undertaking of Risks. The Purchaser possesses the requisite knowledge and experience in business and financial matters to be capable of evaluating the merits and risks of investment in the Partnership, and is not relying on any representations and warranties of the Partners except those explicitly set out herein. The Purchaser recognizes that participation in the Partnership involves a substantial degree of risk, and that it may lose some or all of its investment in the Partnership.

          6. Covenants of the Partners. The Partners covenant to and with the Purchaser as follows:

               6.1 Conduct of Business. From the date hereof through the Financial Closing Date, the Partnership and each of the Partners will conduct their operations according to their normal course of business, including without limitation their reasonable efforts to preserve intact their respective business organizations, and to maintain satisfactory relationships with third parties having business relationships with them. The Partners shall confer on a regular and frequent basis with the Purchaser to report operational matters of a material nature and to report the general status of the ongoing operations of the business of the Partnership. The Partners shall promptly notify the Purchaser of: (a) any fact or event, the existence or occurrence of which would render any of the Partners' representations or warranties untrue or inaccurate; (b) any fact or event, the existence or occurrence of which would have a material adverse impact on the Project, the Partnership or the Partnership's future activities; (c) any unexpected emergency or other material change in the normal course of business or in the operations of the business of the Partnership or the Partners; and (d) any investigation or review, pending or threatened, by any governmental entity involving any material business, asset or property of the Partnership or the Partners. The Partners shall keep the Purchaser fully informed of all developments with respect to any such facts and events and shall permit the Purchaser's representatives access to all materials prepared in connection therewith or relevant thereto.

               6.2 Forbearance by the Partnership. Prior to the Financial Closing Date, the Partners shall be required to obtain the Purchaser's approval of major decisions affecting the Partnership. These "Major Decisions" shall include, but are not necessarily limited to, a decision to do any of the following:

                     (a) Issue additional partnership interests or any options, warrants or other rights to acquire an interest in the Partnership;

                     (b) Declare or pay any distribution;

                     (c) Sell any of its properties or assets;

                     (d) Extend credit, or issue, incur or prepay any indebtedness for borrowed money;

                     (e) Mortgage, pledge or otherwise encumber any of its properties or assets;

                     (f) Make any investment in third parties of a capital nature either by purchasing stock or securities, contributing to capital, transferring property or otherwise;

                     (g) Enter into any employment agreement or any incentive compensation, profit sharing, partnership interest purchase, option, savings, consulting, deferred compensation, retirement, pension or other employee benefit plan or arrangement with or for the benefit of any Partner, officer, employee or other person;

                     (h) Terminate or voluntarily allow to lapse any insurance policy naming the Partnership as a beneficiary or a loss payee unless, simultaneously with such termination or lapse, replacement policies providing substantially the same coverage are in full force and effect;

                     (i) Amend the Partnership Agreement; or

                     (j) Enter into any agreement to do any of the things described in clauses (a) through (i) above

               6.3 Investigations and Purchaser Due Diligence. Purchaser acknowledges that it has had the opportunity to conduct due diligence regarding the proposed acquisition of the Partnership Interest, and to investigate the business and properties of the Partnership, as well as its financial and legal condition. Purchaser has satisfied itself with respect to such investigations. Notwithstanding completion of Purchaser's due diligence, no investigation by or on behalf of the Purchaser heretofore or hereafter made shall affect the representations and warranties of the Partners contained herein, and such representations and warranties shall survive any such investigation as and to the extent provided in this Agreement.

               6.4 Negotiations with Others. From the date hereof through the Financial Closing Date, the Partners shall not, directly or indirectly, without the prior written consent of the Purchaser, initiate or engage in discussions or negotiations with any corporation, partnership, person or other entity (other than the Purchaser) concerning any sale of an interest in the Partnership or any merger, sale of assets, or similar transaction involving the Partnership.

          7. Conditions of the Purchaser to the Breaking of Escrow. The obligations of the Purchaser under this Agreement, and the authority of the Escrow Agent to break escrow, are subject to the satisfaction and fulfillment, or waiver by the Purchaser, at or before the Expiration Date, of each of the following conditions:

               7.1  Bankruptcy Court Approval Opinion. The
Purchaser shall have received from counsel to O'Brien reasonably satisfactory to the Purchaser an opinion to the effect that the approval of the bankruptcy court is not necessary or required for the execution, delivery and/or performance by O'Brien of this Agreement or the other Instruments and documents required or contemplated hereunder to perform O'Brien's obligations hereunder or to consummate the transactions contemplated hereby, or, if required, any necessary approval has been obtained.

               7.2 Financial Closing. The Financial Closing shall have been consummated on terms satisfactory to Purchaser.

               7.3  Deliverables.  Escrow Agent shall have
received, on behalf of Purchaser, the documents required to be delivered to Purchaser under Section 9.1 below.

               7.4  Payments Due PUPCO.  PUPCO shall have
received at Financial Closing those payments due PUPCO under
Section 1.4 hereof.

               7.5 Letter or Credit or Corporate Guaranty. The Escrow Agent shall have received a letter of credit or a corporate guaranty securing the Project Equity Contribution under the Restated Partnership Agreement of each of the Partners in a form satisfactory to the Lenders under the Credit Agreement.

               7.6  Certain Consents. The Lender shall have
received Consents executed by the Partners and other necessary parties with respect to the Steam Purchase Agreement, the Steam Venture Agreement, the Project Services Agreement, and the Dock Facility Services Agreement in form satisfactory to Lender.

               7.7  Opinion.  Insofar as counsel to O'Brien
delivers an opinion to the Lenders on the Financial Closing Date (as each such term is defined in the Restated Partnership Agreement) which addresses matters of law which are also addressed directly or by implication in the opinion delivered at the Closing by O'Brien's general counsel, Purchaser shall receive the permission of counsel delivering such opinion to the Lenders to rely on the portions of such opinion addressing such matters of law.

               7.8 Lien Searches. To the extent lien searches are received prior to the Financial Closing, they shall not reveal anything inconsistent with the representations and warranties made by the Partners herein.

          8. Conditions of the Partners to the Breaking of Escrow. The obligations of the Partners under this Agreement, and the authority of the Escrow Agent to break escrow, are subject to the satisfaction and fulfillment, or waiver by the Partners, at or before the Expiration Date, of each of the following conditions:

               8.1 Financial Closing. The Financial Closing shall have been consummated on terms satisfactory to each of the Partners.
               8.2 Deliverables. The Escrow Agent shall have received, on behalf of the Partners, documents required to be delivered to the Partners under Section 9.2 below.

               8.3 Letter of Credit. The Escrow Agent shall have received a letter of credit from Purchaser in a form satisfactory to the Lenders under the Credit Agreement guaranteeing the Project Equity Contribution of Purchaser under the Restated Partnership Agreement.

               8.4 Certain Consents. The Lender shall have received Consents executed by the Purchaser and other necessary parties with respect to the Steam Purchase Agreement, the Steam Venture Agreement, the Project Services Agreement, and the Dock Facility Services Agreement in form satisfactory to Lender.

               8.5  Opinion.  Insofar as counsel to O'Brien
delivers an opinion to the Lenders on the Financial Closing Date (as each such term is defined in the Restated Partnership Agreement) which addresses matters of law which are also addressed directly or by implication in the opinion delivered at the Closing by O'Brien's general counsel, Adwin shall receive the permission of counsel delivering such opinion to the Lenders to rely on the portions of such opinion addressing such matters of law.

          9. Closing; Deliverables at Closing. All Deliverables required of the Purchaser and the Partners set out below shall be delivered on or before the Closing to Escrow Agent and Escrow Agent shall hold the Deliverables in escrow until such time as the conditions to the breaking of escrow set out in Paragraphs 7 and 8 herein have been fulfilled. If the conditions to the breaking of escrow set out in Paragraphs 7 and 8 have not been satisfied by the Expiration Date, or if this Agreement is terminated by mutual consent of the Purchaser and the Partners under Section 10 hereof, Escrow Agent shall return all Deliverables to the parties, pursuant to the terms of the Escrow Agreement, and the rights and obligations of the parties shall be determined in accordance with Paragraph 11 herein. Upon satisfaction of all of the conditions to the breaking of escrow set out in Paragraphs 7 and 8 or upon such termination, Escrow Agent shall deliver or dispose of the Deliverables in accordance with the terms of the Escrow Agreement.

               9.1 Deliverables from the Partners. At or prior to the Closing, the Partners shall execute and/or deliver to the Escrow Agent:

                     (a) Restated Partnership Agreement.  The
Restated Partnership Agreement, in the form of Exhibit A hereto, duly executed by the Partners.

                     (b) PUPCO Side Letter. A side letter
agreement dated date the hereof, duly executed by the Partnership, the Partners, the Purchaser and PUPCO (the "PUPCO
Side Letter").

                     (c) Acknowledgement. An acknowledgement letter dated the date hereof duly executed by Trigen-
Philadelphia, PUPCO, AEC, O'Brien and the Partnership.

                     (d) Updated Balance Sheet. An updated,
unaudited balance sheet of the Partnership, effective as of February 29, 1996.

                     (e) Opinion Letter. An opinion of counsel to each of the Partners, dated the Closing Date, in the form set forth in Exhibit D hereto.

                     (f) Certificate Regarding Continuous
Validity of Representations and Warranties. A certificate executed by the respective President or Chief Executive Officer of each of the Partners certifying that all representations and warranties of such Partner made in or pursuant to this Agreement are true and correct at and as of the Closing Date.

                     (g) Certificate Regarding Fulfillment of
Obligations and Conditions. A certificate from each of the Partners signed by its respective President or Chief Executive Officer certifying that such Partner has performed, observed, and complied with all the obligations and conditions required of it by this Agreement to be performed, observed or completed at or prior to the Closing Date.

                     (h) Other Documents.  A Certificate of Good
Standing with respect to each of the Partners from the Secretary of State of its incorporation; (ii) certified copies of resolutions duly adopted by the Board of Directors of each of the Partners respectively authorizing the execution and delivery of this Agreement and the consummation of the transactions contemplated herein by such Partner; (iii) certified copies of the Articles of Incorporation and by-laws, as amended, of each of the Partners; and (iv) the Escrow Agreement in a form satisfactory to the Escrow Agent, Purchaser, and the Partners.

                     (i) Consents of Third Parties. The consents or approvals of any third parties whose consent is required for each of the Partners to consummate the transactions contemplated by this Agreement.

                     (j) Governmental Approvals. All necessary consents, authorizations and approvals of all governmental agencies, commissions and similar bodies, the consent, authorization or approval of which is required under any applicable law, rule, order or regulation for the consummation by each of the Partners of the transactions contemplated by this Agreement.

               9.2 Deliverables from the Purchaser. At or prior to the Closing, the Purchaser shall execute and/or deliver to the Escrow Agent:

                     (a) Restated Partnership Agreement.  The
Restated Partnership Agreement in the form of Exhibit A hereto, duly executed by the Purchaser.

                     (b) Purchase Price.  The sum of $2,000,000,
$1,000,000 of which shall be represented by a cashier's check, payable to O'Brien, drawn on a bank reasonably acceptable to O'Brien, and $1,000,000 of which shall be represented by a cashier's check payable to Adwin, drawn on a bank reasonably acceptable to Adwin, representing the amount of the Purchase Price to be paid by the Purchaser under Section 1.1.

                     (c) PUPCO Side Letter.  The PUPCO Side
Letter, duly executed by the Partnership, the Partners, the Purchaser and PUPCO.

                     (d) Opinion Letter. An opinion of counsel to the Purchaser, dated the Closing Date, in the form set forth in Exhibit I hereto.

                     (e) Certificate Regarding Continuing
Validity of Purchaser's Representations and Warranties.  A
Certificate executed by the President of

Purchaser certifying that all representations and warranties of the Purchaser made in or pursuant to this Agreement are true and correct at and as of the Closing Date.

                     (f) Certificate Regarding Fulfillment of
Obligations and Conditions. A Certificate signed by the President of Purchaser certifying that Purchaser has performed, observed and complied with all the obligations and conditions required by this Agreement to be performed, observed, or complied with prior to the Closing Date.

                     (g) Other Documents. Purchaser shall have delivered to the Escrow Agent:

                         (i)  A certificate of Good Standing with
respect to the Purchaser from the Secretary of the Commonwealth of Pennsylvania;

                         (ii)   Certified copies of resolutions
duly adopted by the Board of Directors of the Purchaser, authorizing the execution and delivery of this Agreement and the consummation of the transactions contemplated herein;

                         (iii) Certified copies of the Articles
of Incorporation and by-laws, as amended, of the Purchaser; and

                         (iv) The Escrow Agreement in a form
satisfactory to the Escrow Agent, Purchaser and the Partners.

                     (h) Consents of Third Parties. The consents or approvals of any third parties whose consent is required for the Purchaser to consummate the transactions contemplated by this Agreement.

                     (i) Governmental Approvals. All necessary consents, authorizations and approvals of all governmental agencies, commissions and similar bodies, the consent, authorization or approval of which is required under any applicable law, rule, order or regulation for the consummation by the Purchaser of the transactions contemplated by this Agreement.

          10. Termination. This Agreement and the transactions contemplated hereby may be terminated as follows:

               10.1 Mutual Termination. By written mutual consent of the Purchaser and the Partners on or prior to the Expiration
Date.

               10.2 Expiration Date. By the Purchaser, on the one hand, or by the Partners, on the other hand, if the conditions to the breaking of escrow set out in Sections 7 and 8 hereby have not been satisfied by the Expiration Date.

          11. Effect of Termination. If this Agreement and the transactions contemplated hereby are terminated on or before the Expiration Date, then, except as set forth in this Section 11, no party hereto shall be liable to any other party hereto under this Agreement or otherwise and this Agreement shall become void and be without any force of effect. Notwithstanding the foregoing, upon any such termination, the rights and obligations of the parties shall be governed by the other agreements in effect between and among them, including, without limitation, the Project Services Agreement, the Steam Venture Agreement, and the Escrow Agreement.

          12. Survival. The right to make a claim for breach of the representations and warranties made as of the Closing Date shall survive the Closing Date for a period of three years from and after the Closing Date, with the exception of those representations and warranties set out in Sections 3.1, 3.2, 4.1, 4.2, 4.8, 5.1, and 5.2, as to which the right to make a claim shall survive for a period as is provided under applicable Pennsylvania law. Any claim by the Purchaser for indemnification under Section 13 for a breach of any representation or warranty made as of the Closing Date, or by the Partners under Section 14 for a breach of any representation or warranty made as of the Closing Date, must be made on or prior to the date on which the survival period for such representation or warranty expires, it being understood that the indemnity obligations of the Purchaser and the Partners, as the case may be, with respect to claims that are asserted on or prior to such expiration date shall survive such expiration date.

          13.  Indemnification of the Purchaser.

               13.1 Indemnification of the Purchaser.  The
Partners shall, up to an aggregate maximum of $3,000,000 per Partner, indemnify, defend and hold harmless Purchaser (and its directors, officers, employees and affiliates) from and against any and all "Purchaser Losses" as hereafter defined. "Purchaser Losses" means any and all claims, liabilities, losses, damages, reasonable costs and expenses, including reasonable attorneys' fees and court costs incurred (i) by the Partnership where the result is a diminution of the Fair Value (as defined in the Restated Partnership Agreement) of the Purchaser's interest in the Partnership including, without limitation, a diminution in cash distributions, or (ii) by the Purchaser, that results in either case, from the breach of a representation or warranty of a Partner under this Agreement. The $3,000,000 limit per Partner shall apply even if the aggregate indemnity obligation of such Partner for joint representations and warranties made under
Section 3 herein, plus its liability for individual representations and warranties made under Section 4, exceeds $3,000,000. Notwithstanding the foregoing, no indemnification obligation of any Partner for Purchaser Losses shall arise under this Section 13.1 until such time as the Purchaser Losses, in the aggregate, exceed $300,000.

               13.2 Notice of Claim by the Purchaser. Within ten business days after the Purchaser receives notice of any claim, in respect of which the Partners may be liable under this Section 13, the Purchaser shall give written notice thereof to the Partners. The Purchaser may at its option give notice and claim indemnity under this Section 13 as soon as a claim has been threatened by a third party, regardless of whether a loss has been suffered, so long as the Purchaser shall in good faith determine that such claim is not frivolous and that the Purchaser may be liable or otherwise incur a loss as a result thereof and shall give notice of such determination to the Partners. The Purchaser shall permit the Partners, at the sole option and expense of the Partners, to assume the defense of any such claim by counsel satisfactory to the Purchaser and to settle or otherwise dispose of the same. In any such event, the Purchaser will cooperate with the Partners and may at all times participate in such defense, at its own expense; provided, however, that the Partners shall not, in defense of any such claim, except with the prior written consent of the Purchaser, consent to the entry of any judgment or enter into any settlement that does not include the giving by the claimant or plaintiff in question to the Purchaser a release of all liabilities in respect of such claims, or that does not result solely in the payment of money damages by the Partners.

               13.3 Purchaser's Remedy Upon Dissolution. As Purchaser's exclusive remedy for Purchaser Losses under Section 13.1, Purchaser shall have the right, upon liquidation of the assets of the Partnership pursuant to Section 24 of the Restated Partnership Agreement, to receive priority payment of any Net Indemnity Obligations, as defined below, which are owed to it by either Adwin and/or O'Brien pursuant to the provisions of Section
13.1. For purposes of this Section, "Net Indemnity Obligations" shall mean all Purchaser Losses under Section 13.1, the amount of which shall have been established by mutual agreement or a final, nonappealable judgment of a court of competent jurisdiction, and which shall represent the excess of the indemnity obligations of Adwin and/or O'Brien owed Purchaser under Section 13.1, over any indemnity obligations owed by Purchaser to Adwin and/or O'Brien pursuant to Section 14.1. Such "Net Indemnity Obligations" shall be deducted from the Unreimbursed Development Costs otherwise due Adwin and/or O'Brien under Section 24 of the Restated Partnership Agreement, and shall be paid prior to the reimbursement of such Unreimbursed Development Costs due Adwin and/or O'Brien, pursuant to the provisions of Section 24 of the Restated Partnership Agreement. The indemnity cap, calculation of Net Indemnity Obligation, and calculation of Net Indemnity Amount shall be applied and made on a per Partner basis, and neither Partner shall be liable for the other Partners' indemnity obligation. In the event of a dispute over any indemnity claims of Purchaser, the parties agree to mediate the dispute initially pursuant to the Commercial Mediation Rules of the American Arbitration Association, but if such mediation efforts have not produced a settlement within ninety (90) days, any party may refer the matter to a court of competent jurisdiction for resolution.

          14.  Indemnification of the Partners.

               14.1 Indemnification of the Partners.  The
Purchaser shall, up to an aggregate maximum of $3,000,000, indemnify, defend and hold harmless the Partners (and their respective directors, officers, employees and affiliates) from and against any and all "Partner Losses" as hereafter defined. "Partner Losses" means any and all claims, liabilities, losses, damages, reasonable costs and expenses, including reasonable attorneys' fees and court costs and expenses incurred (i) by the Partnership where the result is a diminution of the Fair Value (as defined in the Restated

Partnership Agreement) of the Partners' interest in the Partnership including, without limitation, a diminution in cash distributions, or (ii) by the Partners, that results in either case, from the breach of a representation or warranty of the Purchaser under this Agreement. Notwithstanding the foregoing, no indemnification obligation of the Purchaser for Partner Losses shall arise under this Section 14.1 until such time as the Partner Losses, in the aggregate, exceed $300,000.

               14.2 Notice of Claims by the Partners. Within ten business days after the Partners receive notice of any claim, in respect of which the Purchaser may be liable under this Section 14, the Partners shall give written notice thereof to the Purchaser. The Partners and the Partnership may at their option give notice and claim indemnity under this Section 14 as soon as a claim has been threatened by a third party, regardless of whether an actual loss has been suffered, so long as the Partners shall in good faith determine that such claim is not frivolous and that the Partners may be liable or otherwise incur a loss as a result thereof and shall give notice of such determination to the Purchaser. The Partners shall permit the Purchaser, at its sole option and expense, to assume the defense of any such claixi~ by counsel satisfactory to the Partners and to settle or otherwise dispose of the same. In any such event, the Partners will cooperate with the Purchaser and may at all times participate in such defense, at its own expense; provided, however, that the Purchaser shall not, in defense of any such claim, except with the prior written consent of the Partners, consent to the entry of any judgment or enter into any settlement that does not include the giving by the claimant or plaintiff in question to the Partners a release of all liabilities in respect of such claims, or that does not result solely in the payment of money damages by the Purchaser.

               14.3 The Partners' Remedy Upon Dissolution. As the Partners' exclusive remedy for Partner Losses under Section 14.1, the Partners shall have the right, upon liquidation of the assets of the Partnership pursuant to Section 24 of the Restated Partnership Agreement, to collect from Purchaser's share of distributions under Section 24.01(e) of the Restated Partnership Agreement any "Net Indemnity Amounts Owed by Purchaser,,' as defined below, owed to the Partners by Purchaser pursuant to the provisions of Section 14.1. For the purposes of this Section, "Net Indemnity Amounts Owed by Purchaser" shall mean the excess of all Partner Losses under Section 14.1 owed to the Partners by Purchaser over any indemnity amounts owed by the Partners to Purchaser pursuant to the provisions of Section 13.1. Such "Net Indemnity Amounts Owed by Purchaser" shall be established through either mutual consent of the parties, or by a final, nonappealable order of a court of competent jurisdiction, and once established, shall be deducted from the Capital Account of Purchaser, pursuant to the provisions of Section 24.01(e) of the Restated Partnership Agreement. In the event of a dispute over any indemnity claims of the Partners, the parties agree to mediate the dispute initially pursuant to the Commercial Mediation Rules of the American Arbitration Association, but if such mediation efforts have not produced a settlement within ninety (90) days, any party may refer the matter to a court of competent jurisdiction for resolution.

          15. Agreement to Consummate; Further Assurances. Subject to the terms and conditions herein provided, including the termination rights under Section 10 hereof, each of the parties hereto agrees to use commercially reasonable efforts to do all things necessary, proper or advisable under this Agreement (including satisfaction of the conditions set forth in Sections 7 and 8 hereof), applicable laws and regulations to consummate and make effective, as soon as reasonably practicable, the transactions contemplated by this Agreement, including without limitation the acquisition of all consents, authorizations, orders and approvals of any governmental commission, board of other regulatory body required in connection therewith. The parties hereto shall execute and deliver all such other instruments and take all such other actions as any party may reasonably request from time-to-time, before or after the date hereof and without any further consideration, in order to effectuate the transactions provided for herein. The parties shall cooperation fully with each other and with their respective counsel in connection with any steps required to be taken as part of their respective obligations under this Agreement.

          16.  Miscellaneous.

               16.1 Amendments. No change, amendment, waiver or modification of any provisions of this Agreement will be effective unless it is in writing and signed by the party against whom enforcement of the waiver, change or amendment is sought.

               16.2 Waiver. No waiver of any right under this Agreement will be deemed effective unless contained in writing signed by the party charged with such waiver, and no waiver of any right arising from any breach or failure to perform will be deemed to be a waiver of any future such right or of any right arising under this Agreement.

               16.3 Successors and Assigns. None of the parties hereto may assign or transfer any of its rights or obligations under this Agreement without the prior written consent of all of the other parties hereto. Except as otherwise expressly provided herein, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, representatives, successors and permitted assigns.

               16.4 Titles. The titles of the Sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing the terms and provisions hereof.

               16.5 Notices. All notices, requests, demands and other communications required or permitted to be made hereunder shall be in writing and shall be deemed duly given if hand delivered against a signed receipt therefor, sent by registered or certified mail, return receipt requested, first class postage prepaid, or sent by nationally recognized overnight delivery service, in each case addressed to the party entitled to receive the same at the address specified below:

               (a)  If to Adwin, then to:

               William J. Brady, Vice President
               Adwin (Schuylkill) Cogeneration, Inc.
               300 Stevens Drive
               Suite 155
               Lester, PA 19113

               With a copy, sent in the manner prescribed above, to:

               John Halderman, Esquire
               PECO Energy Company
               2301 Market Street
               Philadelphia, PA 19101

               (b)  If to O'Brien, then to:

               Peter Ford
               O'Brien (Schuylkill) Cogeneration, Inc.
               225 South Eighth Street
               Philadelphia, PA 19106

               With a copy, sent in the manner
               prescribed above, to:

               Robert J. Rauch, Esquire
               17 Glen Andrew Road
               White Sulphur Springs, WV 24986

               (c)  If to the Purchaser, then to:

               Steve Smith, President
                   Trigen-Schuylkill Cogeneration, Inc.
               2600 Christian Street
                   Schuylkill Station
               Philadelpliia, PA 19146

               With a copy, sent in the manner prescribed above, to:

               Barnett Satinsky, Esquire
               Fox, Rothschild, O'Brien & Frankel
               2000 Market Street
               10th Floor
               Philadelphia, PA 19103

               And, with an additional copy, sent in the manner prescribed above, to:

               Eugene E. Murphy, Esquire
               Trigen Energy Corporation
               1 Water Street
               White Plains, NY 10601

Any party may alter the address to which communications are to be sent by giving notice of such change of address in conformity with the provisions of this Section providing for the giving of notice. Notice shall be deemed to be effective, if personally delivered, when delivered; if mailed, at midnight on the third business day after being sent by registered or certified mail; and if sent by nationally recognized overnight delivery service, on the next business day following delivery to such delivery service.

               16.6 Provisions Separable. The provisions of this Agreement are' independent of and separable from each other, and no provision shall be affected or rendered invalid or unenforceable by virtue of the fact that for any reason any other or others of them may be invalid or unenforceable in whole or in part.

               16.7 Exhibits; Schedules. All exhibits and schedules to this Agreement are hereby incorporated by reference into, and made a part of, this Agreement.

               16.8 Execution; Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument. This Agreement shall become binding when one or more counterparts hereof, individually or taken together, shall bear the signatures of all of the parties reflected hereon as the signatories hereto.

               16.9 Expenses. Whether or not the transactions contemplated by this Agreement shall be consummated and except as otherwise provided herein, each party shall pay its own expenses incident to the negotiation, execution and performance of this Agreement and the transactions contemplated hereby. The Partnership shall each be solely responsible for, and shall timely pay in accordance with applicable law, all transfer taxes and other similar taxes, in either case, imposed by any taxing authority, federal, state or local, with respect to the Partnership Interest issued to the Purchaser under this Agreement (if any).

               16.10 Entire Agreement. This Agreement and the other documents delivered pursuant hereto shall constitute the full and entire understanding and agreement among the parties with regard to. the subject matter hereof and thereof, and supersede all prior agreements, understandings, inducements or conditions, express or implied, oral or written, except as herein contained. The express terms hereof shall control and supersede any course of performance and/or usage of trade inconsistent with any of the terms hereof.

               16.11     Governing Law.  This Agreement and all
questions relating to its validity, interpretation, performance and enforcement shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania.

               16.12 Conflict Among Documents. In the event of any conflict between or among the terms of this Agreement and the terms of the Project Services Agreement or the Steam Venture Agreement, such conflict shall be controlled and governed by the terms of this Agreement. In the event of any conflict between any other documents, the later dated document shall control and govern. All terms and provisions of the Project Services Agreement and the Steam Venture Agreement that are not expressly amended or modified by this Agreement or any other document entered into by the parties after the date thereof shall remain in full force and effect.

  IN WITNESS WHEREOF, the authorized representatives of each party hereby execute this Agreement as of the date first set forth above.


ADWIN (SCHUYLKILL)                 O'BRIEN (SCHUYLKILL)
COGENERATION, INC.                 COGENERATION, INC.


By: /s/ William Brady              By: /s/ Sanders Newman
Date: March 1, 1996                Date: March 1, 1996

TRIGEN-SCHUYLKILL
COGENERATION, INC.

By: /s/ S.B. Smith
Date: March 1, 1996

Agreeing and intending to be legally bound only with respect 1.2 through 1.4 of this Agreement as of the date of this Agreement:


PHILADELPHIA UNITED POWER          GRAYS FERRY COGENERATION
CORPORATION                        PARTNERSHIP


By: /s/ S.B. Smith                 By:  Adwin (Schuykill)
                                        Cogeneration, Inc.

                                   By: William Brady